VARIABLE ANNUITY BANKING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

Valley National Bancorp†

4,031

$

77,436

Washington Federal, Inc.†

3,309

75,578

Wells Fargo & Co.†

17,664 $

514,022

Wilmington Trust Corp.†

2,406

74,827

HSBC Holdings PLC — SP

Susquehanna Bancshares, Inc.†

3,640

74,147

ADR†

5,838

480,467

BancorpSouth, Inc.†

3,130

72,491

ABN AMRO Holding NV —

City National Corp.

1,446

71,519

SP ADR†

7,803

467,400

Westamerica Bancorporation†

1,350

71,010

Bank of America Corp.†

12,274

465,307

Investors Bancorp, Inc.*†

4,485

68,845

JPMorgan Chase & Co.

10,526

452,092

FirstMerit Corp.†

3,301

68,199

U.S. Bancorp†

11,774

381,007

UMB Financial Corp.†

1,655

68,186

Barclays PLC — SP ADR†

10,504

380,245

Whitney Holding Corp.

2,733

67,751

Credit Suisse Group — SP

First Niagara Financial Group,

ADR

7,073

359,874

Inc.†

4,940

67,135

Wachovia Corp.†

11,798

318,546

International Bancshares Corp.

2,890

65,256

UBS AG — SP ADR†

10,793

310,838

Webster Financial Corp.

2,203

61,398

PNC Financial Services Group,

NewAlliance Bancshares, Inc.†

4,990

61,177

Inc.†

3,788

248,379

Prosperity Bancshares, Inc.†

2,060

59,040

BB&T Corp.†

7,014

224,869

First Midwest Bancorp, Inc.†

2,120

58,872

Fannie Mae†

8,116

213,613

SVB Financial Group*†

1,330

58,041

SunTrust Banks, Inc.†

3,772

207,988

First Horizon National Corp.†

4,097

57,399

Freddie Mac

7,170

181,544

Trustmark Corp.†

2,540

56,591

Regions Financial Corp.†

9,142

180,555

Colonial BancGroup, Inc.†

5,759

55,459

Hudson City Bancorp, Inc.

9,344

165,202

Cathay General Bancorp†

2,318

48,052

Fifth Third Bancorp†

7,537

157,674

East-West Bancorp, Inc.†

2,681

47,588

M&T Bank Corp.†

1,935

155,729

MGIC Investment Corp.†

3,431

36,128

KeyCorp

6,656

146,099

UCBH Holdings, Inc.†

4,537

________

35,207

UnionBanCal Corp.†

2,786

136,737

Total Common Stocks

New York Community

(Cost $9,694,419)

9,893,353

Bancorp, Inc.†

7,117

129,672

Face

Washington Mutual, Inc.†

12,455

128,287

Amount

People's United Financial, Inc.†

7,224

125,047

Marshall & Ilsley Corp.†

5,259

122,009

SECURITIES LENDING COLLATERAL 40.2%

Zions Bancorporation

2,471

112,554

Investment in Securities Lending Short

Comerica, Inc.†

3,033

106,398

Term

TFS Financial Corp†

8,640

103,939

Investment Portfolio Held

National City Corp.†

10,310

102,585

by U.S. Bank

$

3,994,972

3,994,972

Popular, Inc.†

8,650

100,859

Total Securities Lending Collateral

Sovereign Bancorp, Inc.†

10,707

99,789

(Cost $3,994,972)

______

3,994,972

BOK Financial Corp.

1,871

97,722

Total Investments 139.7%

Associated Banc-Corp.†

3,606

96,028

(Cost $13,689,391)

$

13,888,325

Synovus Financial Corp.†

8,563

94,707

Liabilities in Excess of Other

Cullen/Frost Bankers, Inc.†

1,748

92,714

Assets – (39.7)%

$

(3,949,607)

_________

Huntington Bancshares, Inc.†

8,591

92,353

Astoria Financial Corp.

3,270

88,813

Net Assets – 100.0%

$

9,938,718

*

Non-Income Producing Security.

Commerce Bancshares, Inc.

2,081

87,464

All or a portion of this security is on loan at March 31,

Countrywide Financial Corp.†

15,598

85,789

†

2008.

Toronto-Dominion Bank

1,334

81,849

ADR – American Depository Receipt

Bank of Hawaii Corp.†

1,639

81,229

Fulton Financial Corp.†

6,463

79,430

TCF Financial Corp.†

4,386

78,597

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